Exhibit 99.2

EXCHANGE AGREEMENT

Raging Capital Master Fund, Ltd. (each, an “Undersigned”), for itself and on behalf of the beneficial owners (if any) listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is exchanging Existing Securities (as defined below) hereunder, a “Holder”), enters into this Exchange Agreement (the “Agreement”) with A.M Castle & Co., a Maryland corporation (the “Company”), on May 16, 2016 whereby the Holders will exchange (the “Exchange”) the Company’s 7.00% Convertible Senior Notes due 2017 (the “Existing Securities”) for new 5.25% Convertible Senior Secured Notes due 2019 (the “New Securities”) to be issued pursuant to that certain Indenture (the “New Indenture”) dated as of May 19, 2016, by and among the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee and collateral agent (the “New Trustee and Collateral Agent”).

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I:  Exchange of the Existing Securities for New Securities

At the Closing (as defined herein), the Holders shall exchange and deliver to the Company the following Existing Securities, and in exchange therefor the Company shall issue to the Holders the aggregate principal amount of New Securities described below, plus accrued but unpaid interest to, but excluding, the Closing Date (as defined herein) on such Existing Securities (the “Accrued Interest Amount”):

Principal Amount of Existing Securities to be Exchanged:	$4,200,000 (the “Exchanged Securities”).

Principal Amount of New Securities to be
Issued in the Exchange:	$700 principal amount of New Securities per $1,000 principal amount of Exchanged Securities calculated as provided in Exhibit A hereto (the “Holders’ Securities”).

The New Securities will be issued only in denominations of $1,000 and multiples of $1,000.  If the exchange of the Exchanged Securities for the Holders’ Securities would result in the Holder being entitled to receive a fractional interest in the New Securities, the principal amount the Holder will receive will be rounded down to the next lower integral multiple of $1,000, and the Holder will receive cash (the “Cash Payment”) in lieu of a fractional New Security for the balance.  The cash paid in lieu of a fractional New Security shall be delivered on the Closing Date by the Company to the Holder by wire transfer of immediately available funds pursuant to the wire instructions provided by the Holder as set forth on Exhibit A.

The closing of the Exchange (the “Closing”) shall occur on May 19, 2016 (the “Closing Date”).  At the Closing, each Holder shall assign and transfer all right, title and interest in and to its Exchanged Securities (and no other consideration) to the Company, and deliver or cause to be delivered the Exchanged Securities to U.S. Bank, National Association, as Trustee for the Existing Securities, by book-entry transfer through the facilities of The Depositary Trust Company from the account(s) of the Holders specified on Exhibit A hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”) together with any documents of conveyance or transfer that the Company may reasonably deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Securities.  At the Closing, the Company shall pay the Accrued Interest Amount in cash, by wire transfer of immediately available funds to the account specified on Exhibit A hereto.

Notwithstanding the foregoing, if the Holder fails to satisfy its obligations under this Agreement by the Closing Date, such Holder agrees to satisfy its obligations hereunder as soon as practicable thereafter (the “Subsequent Date”).  As promptly as practicable after the Subsequent Date, but in no event more than three (3) business days following the Subsequent Date (the “Late Settlement Date”), the Company shall issue the New Securities in exchange for the Existing Securities, effective as of the Closing Date.  The New Securities issued on the Late Settlement Date shall accrue interest from the Closing Date.  The Holder shall be required to pay the Company, in cash, on the Late Settlement Date, all accrued and unpaid interest due on the exchanged Existing Securities from the Closing Date to, but not including, the Late Settlement Date.  For the avoidance of doubt, the Exchange shall not occur until such funds have been received by the Company.

Each Holder and the Company acknowledge and agree that upon the Closing, in accordance with the terms of this Agreement, the Company’s obligations to effectuate the “Convertible Note Exchanges” pursuant to the Amended and Restated Transaction Support Agreement between each such Holder and the Company, dated as of March 16, 2016 and amended as of May 16, 2016 (each, a “TSA”), shall be deemed satisfied with respect to the Exchanged Securities in its entirety.

Article II:  Covenants, Representations and Warranties of the Holders

Each Holder (and, where specified below, the Undersigned) hereby covenants (solely as to itself, severally and not jointly) as follows and makes the following representations and warranties (solely as to itself, severally and not jointly), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1                      Power and Authorization.  The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.  If the Undersigned is executing this Agreement on behalf of Accounts, the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account. The information presented on Exhibit A with respect to each Holder is true, correct and complete in all material respects.

Section 2.2                      Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Undersigned and the Holder and constitutes a legal, valid and binding obligation of the Undersigned and the Holder, enforceable against the Undersigned and the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).  This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the Holder’s organizational documents, (ii) any material agreement or instrument to which the Undersigned or the Holder is a party or by which the Undersigned or the Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the Holder.

Section 2.3                      Title to the Exchanged Securities.  The Holder is, and on the Closing Date will be, the sole legal and beneficial owner of the Exchanged Securities set forth opposite its name on Exhibit A hereto (or, if there are no Accounts, the Undersigned is the sole legal and beneficial owner of all of the Exchanged Securities).  The Holder has good, valid and marketable title to its Exchanged Securities, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker).  The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Securities or its rights in its Exchanged Securities, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Securities.  Upon the Holder’s delivery of its Exchanged Securities to the Company pursuant to the Exchange, such Exchanged Securities shall be free and clear of all Liens created by the Holder and the Company will acquire record and beneficial ownership thereof, free and clear of any Liens.

Section 2.4                      Holder Status.  The Holder is either (i) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933 (the “Securities Act”) or (ii) an “accredited investor” within the meaning of Rule 501 under the Securities Act.

Section 2.5                      Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review (and has carefully reviewed) (i) the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the United States Securities and Exchange Act of 1934, as amended (collectively, the “Public Filings”), (ii) this Agreement (including the exhibits hereto) and (iii)(A) the terms of the New Securities as described in the Form of New Indenture attached hereto as Exhibit B, (B) the Form of Junior Lien Intercreditor Agreement (the “Junior Lien Intercreditor Agreement”), the Intercreditor Agreement, together with the joinder thereto (the “Intercreditor Documents”) and the Form of Junior Lien Security Agreements (the “Security Agreements”) attached hereto as Exhibit C (collectively, the “Collateral Documents”), (b) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange and (c) the Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the New Securities and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

Section 2.6                      Investment in the New Securities. The Holder is not acquiring the New Securities with a view to, or for resale in connection with, any distribution (as defined in the Securities Act and related rules and regulations) of the New Securities.

Section 2.7                      Further Action. Each of the Holder and the Undersigned agrees that it will, upon request, execute and deliver any additional documents and perform any additional actions deemed by the Company to be reasonably necessary to complete the Exchange and to cause such Holder and the Undersigned’s representations and warranties contained in this Agreement to be true and correct as of the time of the Closing.

Section 2.8                      Exchange.  The terms of the Exchange are the result of negotiations among the parties and their agents.

Article III:  Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1                      Power and Authorization.  The Company is a corporation, duly organized, validly existing and in good standing under the laws of Maryland. Each of the Guarantors is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation. Each of the Company and the Guarantors possesses all requisite power and authority necessary to consummate the transactions contemplated by (i) this Agreement, (ii) the TSA and (iii) the New Securities, the guarantees by the Guarantors of the New Securities and the New Indenture (the “Guarantees”), the New Indenture, the Security Agreements and the Junior Lien Intercreditor Agreement (the instruments described in this clause (iii), the “Transaction Agreements”).

Section 3.2                      Valid and Enforceable Agreement and Transaction Agreements; No Violations.  Each of this Agreement and the Transaction Agreements has been duly authorized by each of the Company and the Guarantors party thereto, and, on the Closing Date, will have been duly executed and delivered by each of the Company and the Guarantors party hereto or thereto and will be a valid and binding instrument, enforceable against each of the Company and the Guarantors party hereto or thereto in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.  This Agreement, the Transaction Agreements and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (a) the certificate of incorporation, bylaws or other organizational documents of the Company or the Guarantors, (b) any material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor or any of their respective assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company or the Guarantors.

Section 3.3                      No Consent.  No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over any of the Company or any Guarantor or any of their respective properties or assets is required for the issue and sale of the New Securities, the execution, delivery and performance by each of the Company and the Guarantors of this Agreement and the Transaction Agreements (to the extent a party thereto), except for (A) such consents, approvals, authorizations, orders, filings, registrations or qualifications as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to the New Indenture or the Security Agreement, (B) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the New Securities and (C) such consent, approval, authorization, order, filing, registration or qualification, the failure of which to obtain would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the Company and/or the Guarantors.

Section 3.4                      The Holders’ Securities.  The Holders’ New Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the TSA and, when executed by the Company and authenticated by the New Trustee and Collateral Agent in accordance with the New Indenture and delivered to the Holder in accordance with the terms of this Agreement and the TSA, will constitute valid and binding obligations of the Company entitled to the benefits of the New Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.  On the Closing Date, the New Securities, when issued, will conform in all respects to the description thereof in the TSA. The New Securities are being offered and sold pursuant to, and in compliance with, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, pursuant to Rule 144(d)(3)(ii) under the Securities Act (and related interpretations), the New Securities will bear no restrictive legends unless the Holder is an affiliate of the Company.  The shares of Common Stock issuable upon conversion of the New Securities (“Conversion Shares”) have been duly authorized by the Company for issuance and, when issued pursuant to the terms of the New Indenture, will be validly issued, fully paid and non-assessable.  The Conversion Shares will not, at the time of issuance, be subject to any preemptive or participation rights, rights of first refusal or other similar rights.

Section 3.5                      Security Agreements. As of the Closing Date, each of the Company and the Guarantors will own and have good title to the collateral securing the New Indenture, the New Securities and the guarantees thereof (the “Collateral”), free and clear of all liens other than liens permitted pursuant to the Indenture, dated as of February 8, 2016, among the Company, the Guarantors and U.S. Bank, National Association, as trustee and collateral agent thereunder, and the New Indenture. As of the Closing Date, each of the Security Agreements will constitute a valid and continuing lien on the Collateral (other than with respect to certain real estate assets to be perfected by mortgage filings in accordance with the New Indenture) in favor of the New Trustee and Collateral Agent on behalf of and for the benefit of the “Secured Parties” (as defined in the Security Agreements), which lien on the Collateral (i) other than with respect to liens permitted under the Security Agreements and the New Indenture to be perfected after the Closing Date, will have been perfected to the extent recognized by applicable law (as described in, and subject to any exceptions to be set forth in, the New Indenture and the Security Agreements), (ii) will have the priority given thereto pursuant to the Junior Lien Intercreditor Agreement, and (iii) will be enforceable as such as against creditors of and purchasers from the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

Section 3.6                      Exchange Act Reports.  The Company has filed or furnished all reports and other materials (the “Exchange Act Reports”) required to be filed with the  Commission pursuant to Section 12(d) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company acknowledges that the Holder relied on such Exchange Act Reports as part of its determination to enter into this Agreement and in making the investment decision to exchange its Exchanged Securities for New Securities.

Section 3.7                      Disclosure.  Prior to the opening of trading on the business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a current report on Form 8-K disclosing the material terms of the Exchange and all similar exchange transactions relating to the Existing Securities (to the extent not previously publicly disclosed) (the “Closing 8-K”). For the avoidance of doubt, such disclosure will not include the names of or other information on the Undersigned or any other Holder that is participating in the Exchange.

Section 3.8                      No MNPI. The Company acknowledges and agrees that, as of immediately after the filing of the Closing 8-K, the Holder will not have received from the Company, its subsidiaries or (to its best knowledge) its other affiliates any information that would constitute “material non-public information” for purposes of the Securities Act or the Exchange Act.

Section 3.9                      Exchange.  The terms of the Exchange are the result of negotiations among the parties and their agents.

Section 3.10                   Listing. At the time of issuance, the Conversion Shares will be listed on the New York Stock Exchange.

Section 3.11                   Further Action.  The Company agrees that it will, upon request, execute and deliver any additional documents and perform additional actions deemed by the Undersigned to be reasonably necessary to complete the Exchange and to cause the Company’s representations and warranties contained in this Agreement to be true and correct at the time of the Closing (including, without limitation, the payment of listing and other fees and causing its counsel to render any necessary legal opinions).

Article IV:  Miscellaneous

Section 4.1                      Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2                      Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof.  Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3                      Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.4                      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereon delivered by facsimile or other electronic means shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5                      Termination.  The Company may terminate this Agreement if there has occurred any breach or withdrawal by the Undersigned or a Holder of any covenant, representation or warranty set forth in Article II. The Undersigned or a Holder may terminate this Agreement if there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in Article III.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:		“COMPANY”:

A.M. Castle & Co.

By:	/s/ Frederick C. Wasch

Name:	Frederick C. Wasch

Title:	CFO	By:	/s/ Marec Edgar

		Name:	Marec Edgar

		Title:	EVP, GC, Secretary & CAO

[Signature Page to Exchange Agreement]

EXHIBIT A

Exchanging Beneficial Owner Information

Exchanging Beneficial Owners:

Name of Beneficial Owner	Principal Amount of Exchanged Securities	Principal Amount of Securities to be Delivered	Account(s) from which Exchanged Securities will be Delivered and to which Holder’s Securities will be delivered	Tax ID Number	Address
Raging Capital Master Fund, Ltd.	1,400,000	980,000			10 Princeton Avenue, PO Box 228, Rocky Hill, NJ 08553
Raging Capital Master Fund, Ltd.	2,800,000	1,960,000			10 Princeton Avenue, PO Box 228, Rocky Hill, NJ 08553

Exchanging Beneficial Owner Wiring Instructions:

Name of Beneficial Owner	Wiring Instructions	Wire Amount
Raging Capital Master Fund, Ltd.		$127,400.00